UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2023 (May 30, 2023)

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 3.03	Material Modification to Rights of Security Holders
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Overview

On May 30, 2023, Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company” or “Kaival Brands”) and Kaival Labs, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Kaival Labs”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company, Kaival Labs, and GoFire, Inc., a Delaware corporation (“GoFire”). Pursuant to the terms of the Purchase Agreement, the Company and Kaival Labs agreed to purchase certain intellectual property assets of GoFire consisting of various patents concerning electronic vaporizers and related technologies (the “Purchased Assets”) in exchange for equity securities of the Company and certain other consideration, as described below. GoFire is a business engaged in the development of proprietary drug delivery devices focusing on inhalation devices with applications in the consumer and pharmaceutical industries. The Company participated in this transaction with the intent to diversify its product offerings and create both near and long-term revenue opportunities.

The Purchased Assets will be housed in Kaival Labs, which develops new branded and white-label products and services in the vaporizer and inhalation technology sectors. The Purchased Assets consist of 12 existing and 46 pending patents with novel technologies across extrusion dose control, product preservation, tracking and tracing usage, multiple modalities (i.e., different methods of vaporizing) and child safety. The patents and patent applications cover territories including the United States, Australia, Canada, China, the European Patent Organisation, Israel, Japan, Mexico, New Zealand and South Korea. The portfolio also includes a proprietary mobile device software application that is used in conjunction with certain patents in the portfolio. The Company has determined that the acquisition of the Purchased Assets does not constitute the acquisition of a “business” (as defined in Rule 11-01(d) of Regulation S-X) and therefore no separate financial statements or pro forma financial information is required.

The transactions contemplated by the Purchase Agreement closed on May 30, 2023 (the “Closing Date”). The Purchase Agreement contains customary representations, warranties, indemnities and covenants of the parties. The representations of the parties shall survive for twelve (12) months from the Closing Date, other than certain fundamental representations, which shall survive for eighteen (18) months from the Closing Date. A total of 200,000 APA Shares (as defined below) and 90,000 Series B Conversion Shares (as defined below) will be held in a third-party escrow account to secure GoFire’s indemnification obligations under the Purchase Agreement.

On May 31, 2023, the Company issued a press release regarding the signing of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Consideration Paid to GoFire Under the Purchase Agreement; Registration Rights

Pursuant to the terms of the Purchase Agreement, the Company will pay to GoFire or its designee, in addition to certain contingent cash consideration described below, consideration in the form of equity securities of the Company consisting of (i) an aggregate of 2,000,000 shares (the “APA Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) 900,000 shares of newly-designated Series B Convertible Preferred Stock, par value $0.001 per share, (the “Series B Preferred Stock” and the shares of Common Stock underlying the Series B Preferred, the “Series B Conversion Shares”), the rights, preferences and terms of which are set forth in a Certificate of Designation of Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designation”), and (iii) a common stock purchase warrant to purchase 2,000,000 shares of Common Stock (the “Warrant” and the shares of Common Stock underlying the Warrant, the “Warrant Shares”).

Purchase to the Purchase Agreement, the Company is required to register the APA Shares and Warrant Shares with the Securities and Exchange Commission (the “SEC”) for distribution to GoFire’s stockholders and/or public resale by such stockholders. The Company is required to use commercially reasonable efforts to so register these securities within 180 days of the Closing Date. In addition, if any Series B Preferred Stock remains outstanding nineteen (19) months after the Closing Date (i.e., such shares are not redeemed by the Company as described below), the Company shall use commercially reasonable efforts to file with the SEC a subsequent registration statement registering the distribution to GoFire’s stockholders and/or public resale Series B Conversion Shares by such stockholders. If such subsequent registration statement is required, the Company will use its commercially reasonable efforts to obtain effectiveness of such subsequent registration statement within nineteen (19) months of the Closing Date, and if the Company does not so register the Series B Conversion Shares within nineteen (19) months of the Closing Date, the Company will issue to GoFire or its designee an additional ten percent (10%) of all of the Series B Conversion Shares underlying the then-outstanding shares of Series B Preferred Stock.

All of the securities issued as consideration for the Purchased Assets are subject to a lock-up agreement that terminates one hundred eighty (180) days from the Closing Date; provided, however, that it is anticipated that the Company’s securities issued in consideration of the purchase of the Purchased Assets will be assigned by GoFire to a trust for the benefit of GoFire’s stockholders. It is anticipated that the agreement governing such trust would require the trust to hold the Company’s securities subject to such lock-up agreement.

As additional consideration for the Purchased Assets, from the Closing Date until January 1, 2027 (the “CCP Period”), any cannabis-specific (meaning cannabis, hemp or cannabinoid) royalties that are generated by Kaival Labs from or due to the Purchased Assets will be subject to a contingent cash payment (the “CCP”) as described below. Prior to the earlier of: (i) the Company achieving less than or equal to $15,000,000 in aggregate gross cannabis-specific royalties from any Kaival Labs licensing agreements, and (ii) January 1, 2027, the Company shall pay to GoFire a CCP equal to fifty percent (50%) of the aggregate gross cannabis-specific royalties generated by the Purchased Assets. After the earlier of: (i) the Company achieving greater than $15,000,000 in aggregate gross cannabis-specific royalties, and (ii) January 1, 2027, the Company shall pay to GoFire a CCP equal to ten percent (10%) of the aggregate gross cannabis-specific royalties generated by the Purchased Assets until the conclusion of the CCP Period. In addition, if aggregate gross cannabis-specific royalties of $30,000,000 are achieved by the Company prior to the conclusion of the CCP Period, the Company shall pay to GoFire a fifty percent (50%) CCP of the first $15,000,000 and a ten percent (10%) CCP of the next $15,000,000, until the conclusion of the CCP Period.

Simultaneously with the execution and delivery of this Purchase Agreement, Peter Calfee and John Woodbine, the Chief Executive Officer and Chief Innovation Officer, respectively, of GoFire, have each entered into a Non-Competition and Non-Solicitation Agreement with the Company. Pursuant to these agreements, each has agreed not to compete with the business of the Company for a period of ten (10) years from the Closing Date.

Terms of the Series B Preferred Stock

The terms of the Series B Preferred Stock are as follows:

Voting. The shares of Series B Preferred Stock carry no voting rights except: (i) with respect to the nomination of the Series B Director (as described below) and (ii) that the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock (the “Majority Holders”), acting as a single class, shall be necessary for effecting any amendment, alteration or repeal of any of the provisions of the Company’s Certificate of Incorporation or this Certificate of Designation that materially and adversely affects the rights, preferences or voting power of the Series B Preferred Stock; provided, however, that the amendment of the provisions of the Company’s Certificate of Incorporation create additional classes of preferred stock shall not be deemed to materially or adversely affect the rights, preferences or voting power of the Series B Preferred Stock.

Redemption. The 900,000 shares of Series B Preferred Stock is redeemable by the Company for cash at $15 per share (the “Redemption Price”); provided, however, if the volume-weighted average price of the Common Stock for ten (10) trading-days in any thirty (30) trading-day period is equal to or greater than the prices set forth below (each, a “Redemption Price Reduction Target”), the Redemption Price shall be subject to downward adjustment to the prices per share set forth below:

Redemption Price Reduction Target	Redemption Price
$3.50 per share of Common Stock	$10.00 per share of Series B Preferred Stock
$5.50 per share of Common Stock	$8.00 per share of Series B Preferred Stock
$7.50 per share of Common Stock	$6.00 per share of Series B Preferred Stock

Priority. The Series B Preferred Stock ranks, with respect to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and redemption rights, senior to the Common Stock and each other class or series of securities now existing or hereafter authorized classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series B Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and redemption rights.

Liquidation Preference. Upon a liquidation and dissolution of the Company, the holders of Series B Preferred Stock shall be entitled to a liquidation preference senior to the holders of shares of Common Stock equal to $15 per share (the “Liquidation Preference”); provided, however, that a Change of Control (as defined below) shall not be deemed a liquidation and dissolution of the Company. The term “Change of Control” means (i) a sale, lease, license or transfer of all or substantially all of the assets of the Company and its consolidated subsidiaries taken as a whole; (ii) the acquisition of more than fifty percent (50%) of the voting power of the outstanding securities of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, exchange, merger or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of their continuing to hold such stock and/or their receipt in exchange therefor of securities issued as consideration for the Company’s outstanding stock) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity; or (iii) any reorganization, merger, combination, exchange, or consolidation in which the Corporation is not the surviving entity, excluding any merger effected exclusively for the purpose of changing the domicile of the Company.

Dividends. The holders of the Series B Preferred Stock shall be entitled to receive, on each share of Series B Preferred Stock, an amount (such amount, the “Series B Dividend”) equal to two percent (2%) multiplied by the Liquidation Preference. The Series B Dividend shall begin to accrue on a daily basis, be cumulative from and including the Closing Date, whether or not the Company has funds legally available for such dividends or such dividends are declared, shall compound on each six (6) month anniversary of the Closing Date (a “Compounding Date”) (i.e., no dividends shall accrue on other dividends unless and until the Compounding Date has passed), and shall be payable in arrears only with respect to any then outstanding (i.e., unredeemed) shares of Series B Preferred Stock on the eighteen (18) month anniversary of the Closing Date.

Series B Director. For so long as any shares of Series B Preferred Stock remain outstanding, the Majority Holders will be entitled to designate one (1) individual to be nominated to serve as a director (the “Series B Preferred Director”) on the board of directors of Kaival Brands (the “Board”). At each annual meeting of the stockholders of the Company, or at any special meeting called for the purpose of electing directors, the Board shall nominate such designee for election. Unless the Board shall have received from the Majority Holders a written designation by March 1 of each calendar year of an individual other than the then-sitting Series B Preferred Director, the Board shall nominate the then-sitting Series B Preferred Director for re-election to the Board. The Series B Preferred Director is subject to any board of directors-related provisions that may be contained in the Company’s Certificate of Incorporation or Bylaws. The Majority Holders, voting as a single class at a meeting called for such purpose (or by written consent signed by the Majority Holders in lieu of such a meeting), have the sole right to remove the Series B Preferred Director from the Board. Any vacancy created by the removal, resignation or death of a Series B Preferred Director may solely be filled by the Majority Holders, voting as a single class, at a meeting called for such purpose (or by written consent signed by the Majority Holders in lieu of such a meeting). The Series B Preferred Director shall be entitled to receive similar compensation, benefits, reimbursement (including of reasonable travel expenses), indemnification and insurance coverage for his or her service as a director of the Company as the other non-employee directors of the Company. The initial Series B Preferred Director will be Mr. James P. Cassidy (“Mr. Cassidy”). See below for further information regarding Mr. Cassidy.

Voluntary Conversion. The Majority Holders may, on behalf of all of the then current holders of Series B Preferred Stock, elect to cause a voluntary conversion of the Series B Preferred Stock, without payment of additional consideration, into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which each share of Series B Preferred Stock shall be converted upon such election shall be 8.3333 shares of Common Stock for each share of Series B Preferred Stock (the “Conversion Rate”). The Conversion Rate is subject to customary stock-based (but not price-based) adjustments upon the occurrence of stock splits and the like involving the Common Stock.

A voluntary conversion of the Series B Preferred Stock may only occur on or after the following dates and only up to the following number of shares of Series B Preferred Stock: (i) on the eighteen (18) month anniversary of the Closing Date, up to 180,000 shares of Series B Preferred Stock; (ii) on the twenty-four (24) month anniversary of the Closing Date, up to an additional 180,000 shares of Series B Preferred Stock; (iii) on the thirty-six (36) month anniversary of the Closing Date, up to an additional 180,000 shares of Series B Preferred Stock; (iv) on the forty-eight (48) month anniversary of the Closing Date, up to an additional 180,000 shares of Series B Preferred Stock; and (v) on the sixty (60) month anniversary of the Closing Date, up to an additional 180,000 shares of Series B Preferred Stock.

Automatic Conversion on Change of Control. All shares of Series B Preferred Stock shall automatically and without any further action required be converted into the Common Stock at the Conversion Rate immediately prior to the consummation of a Change of Control such that the former holders of Series B Preferred Stock will be able to participate in the Change of Control as holders of Common Stock.

Preemptive Rights. No holders of Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for shares of the Common Stock or any of the Company’s other securities.

Terms of the Warrant

The Warrant is exercisable for an aggregate of 2,000,000 Warrant Shares for a period of four (4) years from the Closing Date. The exercise price for the Warrant Shares is $3.00, $4.00, $5.00 and $6.00 per share, respectively, for each of four tranches of five hundred thousand (500,000) Warrant Shares. The exercise prices of the warrant are subject to customary stock-based (but not price-based) adjustments upon the occurrence of stock splits and the like involving the Common Stock. The Warrant is exercisable on a cash basis only, except that the Warrant may be exercised on a “cashless basis” if at the time of exercise there is not an effective registration statement under the Securities Act of 1933, as amended covering the public resale of the Warrant Shares.

Advisors and Advisor Compensation

Trust Capital Markets, a division of AGES Financial Services Ltd, acted as advisor to Kaival Brands and Winchester Capital Partners LLC acted as advisor to GoFire. As part of their compensation for services rendered (i) Trust Capital Markets will be issued 92,000 shares of Common Stock and a warrant to purchase 368,000 shares of Common Stock at an exercise price of $0.70 per share and (ii) Winchester Capital Partners LLC will receive a portion of the consideration that was issued to GoFire.

Changes to the Board of Directors

Upon the consummation of the Closing, the size of the Board was increased by one (1) member and fixed at a total of eight (8) members and Mr. Cassidy was appointed to fill the resulting vacancy on the Board. The following is certain biographical information regarding Mr. Cassidy.

James P. Cassidy, age 61, is the founder and Chief Executive Officer of Preposterous Holdings, a family run private equity firm with offices in Asheville, North Carolina he established in 2013. Mr. Cassidy has worked as a private equity investor and advisor for over 25 years with dozens of companies across several industries, with extensive experience in the tobacco, technology, hospitality, consumer packaged goods, and healthcare sectors. Since May 2021, he has served as Chairman of the Board of Two Trees Beverage Company, a North Carolina-based technology company focused on the spirits industry. Beginning in 2016, he was an early investor in, and helped guide, GoFire as a board member and consultant until the sale of that company’s intellectual property portfolio to the Company in May 2023. From 2000 to 2007, Mr. Cassidy was partner in The StrataGroup, a wealth management advisory group at Smith Barney. Mr. Cassidy started his career at UST Inc., a tobacco business holding company, where he worked in various roles from 1983 to 1993 in the government relations department as Director of Corporate Services.

Mr. Cassidy will be entitled to receive compensation for his service on the Board on par with other non-employee members of the Board. The Board believes Mr. Cassidy is qualified to serve on the Board because of his significant experience in investing in and managing companies as well as his tobacco industry experience. Mr. Cassidy meets the definition “independent” under the applicable rules of the Nasdaq Stock Market, and he has not yet been appointed to any committee of the Board. Mr. Cassidy has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Pursuant to the terms of the Certificate of Designation, Mr. Cassidy will serve on the Board until at least the 2024 annual meeting of the Company’s stockholders or his earlier resignation, death or removal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated May 31, 2023 of the Company related to the purchase of the Purchased Assets
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: May 31, 2023	By:	/s/ Eric Mosser
Eric Mosser
President and Chief Operating Officer